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                                                                      EXHIBIT 21

                         CONNECTICUT WATER SERVICE, INC.

                                  SUBSIDIARIES

Following is a list of the subsidiaries of Connecticut Water Service, Inc., each of which, unless otherwise indicated, is wholly owned by the company either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

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NAME                                                          STATE OF INCORPORATION
REGISTRANT:

Connecticut Water Service, Inc.                               Connecticut

SUBSIDIARIES:

The Connecticut Water Company                                 Connecticut
Chester Realty, Inc.                                          Connecticut
New England Water Utility Services, Inc.                      Connecticut
Connecticut Water Emergency Services, Inc.                    Connecticut
The Unionville Water Company                                  Connecticut
The Gallup Water Service, Incorporated                        Connecticut
Crystal Water Utilities Corporation                           Connecticut
         The Crystal Water Company of Danielson               Connecticut
Barnstable Holding Company                                    Connecticut
         The Barnstable Water Company                         Massachusetts
         BARLACO                                              Massachusetts
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